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                                                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' REPORT




The Board of Directors
First National Bancorp:

We consent to incorporation herein by reference of our report dated January 28, 1994, relating to the consolidated balance sheets of First National Bancorp and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the annual report on Form 10-K of First National Bancorp for the year ended December 31, 1993. Our report refers to changes in method of accounting for investments, income taxes, and postretirement benefits to adopt Statement of Financial Accounting Standards (SFAS) No. 115, SFAS No. 109, and SFAS No. 106.


                                              /s/ KPMG Peat Marwick LLP
                                              KPMG PEAT MARWICK LLP



Atlanta, Georgia
February 8, 1995